SCHEDULE 14A
                      Information Required in Proxy Statement


                             SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


   Filed by the Registrant [X]

   Filed by a Party other than the Registrant [   ]

   Check the appropriate box:

   [ ] Preliminary Proxy Statement
   [ ] Confidential, for Use of Commission Only (as permitted by Rule 14a-
       6(e)(2))
   [X] Definitive Proxy Statement
   [ ] Definitive Additional Materials
   [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-
       12


                         Allou Health & Beauty Care, Inc.
                 (Name of Registrant as Specified in Its Charter)


                   (Name of Person(s) Filing Proxy Statement if
                             other than the Registrant)

    Payment of Filing Fee (Check the appropriate box):

    [X]   $125  per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

          (a) Title of each class of securities to which transaction applies:

          (b) Aggregate number of securities to which transaction applies:

          (c) Per unit price or other underlying value of transaction computed pursuant to
                      Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (d)         Proposed Maximum aggregate value of
                      transaction:

          (e)         Total fee paid:




    [ ]  Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)   Amount Previously Paid:

          (2)   Form, Schedule or Registration Statement No.:

          (3)   Filing Party:

          (4)   Date Filed:














                                 ALLOU HEALTH & BEAUTY CARE, INC.
                                        50 Emjay Boulevard
                                    Brentwood, New York 11717

                            ________________________________________

                            Notice of Annual Meeting of Stockholders

                                     September 11, 1995

                            ________________________________________

          NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of
  Stockholders (the "Meeting") of ALLOU HEALTH & BEAUTY CARE, INC., a Delaware corporation (the "Company"), will be held in the Boardroom of the American Stock Exchange located at 86 Trinity Place, New York, New York 10006, on Monday, September 11, 1995, 10:00 A.M., to consider and act upon the following:

                       1.    To elect seven (7) directors of
                             the Company to serve as the Board
                             of Directors until the next
                             Annual Meeting of Stockholders
                             and until their successors are
                             elected and qualified; and

                       2.    The transaction of such other
                             business as may properly come
                             before the Meeting or any
                             adjournments thereof.

  Only stockholders of record of the Class A Common Stock, $.001 par value, and the Class B Common Stock, $.001 par value, of the Company at the close of business on July 19, 1995 are entitled to receive notice of and to attend the Meeting. At least 10 days prior to the Meeting, a complete list of the stockholders entitled to vote will be available for inspection by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, at 1211 Avenue of the Americas, 17th floor, New York, New York 10036. If you do not expect to be present, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.

  Dated: July 24, 1995

                         By Order of the Board of Directors

                                   Jack Jacobs
                                    Secretary



                                    IMPORTANT

           The return of your signed Proxy as promptly as possible will greatly facilitate arrangements for the Meeting. No postage is required if the Proxy is returned in the envelope enclosed for your convenience and mailed in the United States.

                        ALLOU HEALTH & BEAUTY CARE, INC.
                             50 Emjay Boulevard
                          Brentwood, New York 11717

                    ________________________________________

                              Proxy Statement
                       Annual Meeting of Stockholders
                             September 11, 1995

                    ________________________________________

           This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Allou Health & Beauty Care, Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held in the Boardroom of the American Stock Exchange, 86 Trinity Place, New York, New York 10006 on September 11, 1995 at 10:00 A.M., local time, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

           The principal executive offices of the Company are located at 50 Emjay Boulevard, Brentwood, New York 11717. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is July 26, 1995.

            A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted in favor of the proposal and in accordance with the judgment of the person or persons voting the proxies on any other matter that may be brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, by execution and delivery of a subsequent proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy. The cost of soliciting proxies will be borne by the Company. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company, or anyone acting on their behalf, by mail, telephone, telegram or personal interview.

                                 VOTING SECURITIES

           Stockholders of record as of the close of business on July 19, 1995 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date, there were 4,461,725 outstanding shares of Class A Common Stock, $.001 par value ("Class A Common Stock"), and 1,200,000 outstanding shares of Class B Common Stock, $.001 par value ("Class B Common Stock," together with the Class A Common Stock, are hereinafter collectively referred to as, the "Common Stock"). The shares of






  Class B Common Stock are convertible at any time into shares of Class A Common Stock on a one-for-one basis. Each holder of Class A Common Stock is entitled to one vote for each share held by such holder and each holder of Class B Common Stock is entitled to five votes for each share held by such holder. Shares of Class A Common Stock and Class B Common Stock vote as one class. By virtue of their holdings of Class A Common Stock and Class B Common Stock, the officers and directors of the Company will be able to pass the proposal being submitted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

           Proxies submitted that are voted to abstain with respect to the matter will be considered cast with respect to that matter. Proxies subject to broker non-votes with respect to such matter will not be considered cast with respect to that matter.




















                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

           The following table sets forth as of July 19, 1995 certain information regarding the ownership of voting securities of the Company by each stockholder known to the management of the Company to be (i) the beneficial owner of more than 5% of the Company's outstanding Common Stock,
  (ii) the directors during the last fiscal year and nominees for director of the Company, (iii) the executive officers named in the Summary Compensation table herein under "Executive Compensation" and (iv) all executive officers and directors as a group. The Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.



                              Amount and Nature
       Name and           of Beneficial Ownership              Percent of
  Principal Position     Class B          Class A         Class B       Class A

  Victor Jacobs          687,500(1)(2)    36,350(3)(4)    52.88%           *
  Chairman of the
  Board and Chief
  Executive Officer

  Herman Jacobs          393,750(1)(2)    51,250(3)       30.29%         1.14%
  President and Chief
  Operating Officer

  Jack Jacobs            393,750(1)(2)    51,250(3)       30.29%         1.14%
  Vice President of
  Purchasing and
  Secretary

  Ramon Montes            25,000(2)       96,000(3)(5)     2.08%         2.66%
  Executive Vice
  President

  David Shamilzadeh          ---          53,125(3)(6)      ---          1.18%
  Senior Vice President
  of Finance and Chief
  Financial Officer

  Sol Naimark                ---             ---            ---           ---

  Jeffrey Berg               ---             ---            ---           ---

                                            -4-

  RCM Capital Management     ---          412,400(8)        ---          9.24%
  RCM General Corporation
  RCM Limited L.P.
  Four Embarcadero Center
  San Francisco, CA 94111

  All directors          1,500,000(2)(7)  287,975(2)(3)(4)(5)(6) 100%    6.07%
  and officers as a
  group (7 persons)


- - -----------------------
   *      Less than 1%.


 (1) Includes 100,000 shares of the Company's Class B Common Stock which may be acquired pursuant to options granted under the Company's 1992 Stock Option Plan (the "1992 Plan").

 (2) Shares of Class B Common Stock have five (5) votes per share and are convertible at any time into shares of Class A Common Stock on a share for share basis. Assuming exercise of all their respective options, Messrs. Victor Jacobs, Herman Jacobs, Jack Jacobs and Ramon Montes and all directors and officers as a group have the power to vote approximately 31.59%, 18.34%, 18.34%, 2.09% and 63.46% of the votes attributable to total outstanding stock of the Company, respectively. The owners have sole voting and investment power with respect to their respective shares.

 (3) Except as otherwise stated in the notes below, only includes shares of the Company's Class A Common Stock which may be acquired pursuant to options granted under the Company's Amended and Restated 1989 Stock Option Plan (the "1989 Plan") and the Company's 1991 Stock Option Plan (the "1991 Plan").

 (4)  Includes 100 shares of Class A Common Stock  owned by Mr. Victor Jacobs.

 (5)  Includes 8,000 shares of Class A Common Stock owned by Mr. Ramon Montes.

 (6)  Includes 2,500 shares of Class A Common Stock owned by Mr. David
      Shamilzadeh.

 (7) Includes 300,000 shares of the Class B Common Stock which may be acquired pursuant to options granted under the 1992 Plan.

 (8) The information contained herein with respect to these shares has been obtained from Schedule 13G, dated February 10, 1995, filed by the beneficial owners in a joint filing.








                        ACTION TO BE TAKEN AT THE MEETING

                                    Proposal 1

                               ELECTION OF DIRECTORS

           At the Meeting, seven (7) directors are to be elected to serve until the next Annual Meeting of Stockholders and until their successors shall be duly elected and qualified. The number of nominees was determined by the Board of Directors pursuant to the Company's By-laws. Unless otherwise specified, all proxies will be voted in favor of the seven nominees listed below as directors of the Company.

           All of the nominees were elected directors at the 1994 Annual Meeting of Stockholders. The term of the current directors expires at the Meeting.

           The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election at the date of the Meeting. In the event that a vacancy among the original nominees occurs prior to the Meeting, the proxies will be voted for a substitute nominee or nominees named by the Board of Directors and for the remaining nominees. Directors are elected by a plurality of the votes cast.

           The following table sets forth information about each executive officer, director and nominee for director of the Company.

                             Year First
                             Elected or
  Name              Age      Appointed     Present Position with the Company

  Victor Jacobs      62        1985        Chairman of the Board of Directors
                                           and Chief Executive Officer

  Herman Jacobs      35        1985        President, Chief Operating Officer
                                           and Director

  Ramon Montes       48        1989        Executive Vice President and Director

  David Shamilzadeh  48        1990        Senior Vice President for Finance,
                                           Chief Financial Officer and Director

  Jack Jacobs        32        1991        Vice President of Purchasing,
                                           Secretary and Director

  Sol Naimark        35        1991        Director

  Jeffrey Berg       52        1994        Director









           VICTOR JACOBS has served as Chairman of the Board since December 1985. He also served as Chief Executive Officer from December 1985 to April 1990 and was reelected Chief Executive Officer in October 1994.

           HERMAN JACOBS has served as President of the Company since December 1985 and as Chief Operating Officer since February 1994.
  He also served as Chief Financial Officer of the Company from December 1985 to April 1990.

           RAMON MONTES joined the Company in July 1986 as Sales Manager becoming Vice President of Operations and Sales in April 1987 and a director in April 1988, he was elected Executive Vice President in February 1994.

           DAVID SHAMILZADEH has served as the Chief Financial Officer of the Company since April 1990 and was elected Senior Vice President for Finance in February 1994. Prior to that time, he served as the Controller of the Company from November 1988 to April 1990.

           JACK JACOBS has served as Vice President of Purchasing since June 1986 and Secretary since January 1989.

           SOL NAIMARK has been a Partner at the law firm of Naimark & Tannenbaum for over five years.

           JEFFREY BERG has served as President of Health Care Insights, a financial and technology consulting firm, since March 1991. From February 1990 to March 1991, Dr. Berg worked as a financial analyst for William K. Woodruff & Co., an investment bank. From June 1987 until
  January 1990 Dr. Berg served as Vice President of Research for J.C.
  Bradford & Co., an investment bank. Dr. Berg has worked in research and development for Johnson & Johnson Products, Inc. and General Foods Corporation. Dr. Berg currently serves on the Board of Directors of Bio-Imaging Technologies, Inc. and Biologix International Ltd.

  Herman Jacobs and Jack Jacobs are brothers and sons of Victor Jacobs.

  Directors who are not employed by the Company receive $1,000 for each Board meeting attended and an additional $250 for each committee meeting attended.













  Certain Information About the Board of Directors and Committees of the Board

           The Board of Directors is responsible for the management of the Company. During the fiscal year ended March 31, 1995, the Board of Directors of the Company held one meeting and acted by unanimous consent on three occasions. All of the directors attended the meeting of the Board. The Board has established Audit, Stock Option and Compensation Committees. There is no standing nominating committee.

           The functions of the Audit Committee include the nomination of independent auditors for appointment by the Board; meeting with the independent auditors to review and approve the scope of their audit engagement; meeting with the Company's financial management and the independent auditors to review matters relating to internal account controls, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company; and to report to the Board periodically with respect to such matters. The Audit Committee currently consists of Sol Naimark, Jeffrey Berg and David Shamilzadeh. The Audit Committee held three formal meetings, attended by all committee members, and had informal discussions from time to time during the fiscal year ended March 31, 1995.

           The function of the Stock Option Committee is to administer the 1989 Plan, 1991 Plan and 1992 Plan. The Stock Option Committee currently consists of Sol Naimark and Jeffrey Berg. The Stock Option Committee held one formal meeting, attended by all committee members, and met informally from time to time during the fiscal year ended March 31, 1995.

           In June 1995, the Board of Directors established a Compensation Committee. The function of the Compensation Committee is to review and recommend to the Board of Directors the appropriate compensation of executive
  officers  of  the  Company.   The Compensation Committee currently consists of
  David Shamilzadeh, Victor Jacobs, Herman Jacobs, Jack Jacobs and Jeffrey Berg.


                               SECTION 16(a) REPORTING

            Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company s directors and executive officers, and persons who own more than ten percent of the Company s Common Stock, to file with the Securities and Exchange Commission (the SEC ) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company s knowledge, based solely on review of the copies of such reports furnished to the Company during the one year period ended March 31, 1995 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that Victor Jacobs, Herman Jacobs, Jack Jacobs, David Shamilzadeh and Ramon Montes, each, were inadvertently late in filing a report covering one transaction.







                           EXECUTIVE COMPENSATION

           The following table sets forth information concerning the annual and long term compensation of the Company's chief executive officer and other four (4) most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries during the Company's 1995, 1994 and 1993 fiscal years.

                         SUMMARY COMPENSATION TABLE

                                                                 Long Term
                                                               Compensation
                                   Annual Compensation            Awards

  Name and Principal   Fiscal                                   Number of
      Position          Year      Salary          Bonus         Options

  Victor Jacobs         1995     $150,000          --           100,000
  Chairman of Board     1994      150,000       $331,354           --
  and Chief Executive   1993      118,516       $179,233        100,000
  Officer

  Herman Jacobs         1995      150,000          --           100,000
  President             1994      150,000        331,354           --
                        1993      118,516        164,233        100,000


  Jack Jacobs           1995      150,000          --           100,000
  Vice President of     1994      150,000        331,354           --
  Purchasing and        1993      118,516        164,233        100,000
  Secretary

  Ramon Montes          1995      250,385         40,000         25,000
  Executive Vice        1994      225,000         60,712           --
  President             1993      249,623         75,000         75,000

  David Shamilzadeh     1995      220,558           --           25,000
  Senior Vice           1994      227,345           --           50,000
  President for         1993      164,000           --           24,500
  Finance and Chief
  Financial Officer












  Stock Option Plans

           In January 1989, the Company adopted the 1989 Plan, which was amended and restated in November 1989; in May 1991, the Company adopted the 1991 Plan, which was approved by stockholders in August 1991; and in July 1992, the Company adopted the 1992 Plan, which was adopted by the stockholders in October 1992 (collectively, the "Plans"). The 1989 Plan and the 1991 Plan currently provide for the grant of options to purchase an aggregate of 150,000 shares and 650,000 shares, respectively, of the Company's Class A Common Stock. The 1992 Plan provides for the grant of options to key employees of the Company to purchase an aggregate 500,000 shares of the Company's Class B Common Stock.

           The Plans are each administered by a Stock Option Committee (the "Committee") approved by the Board of Directors of the Company. The Committee has the authority under the Plans to determine the terms of options granted under such Plan, including, among other things, the individuals who shall receive options, the times when they shall receive them, whether an incentive stock option and/or non-qualified stock option shall be granted, the number of shares to be subject to each option and the date each option shall become exercisable. Options granted under the Plans may be designated as "incentive stock options", under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options, which do not meet such requirements.

            The Committee may set the exercise price for the options, which must be at least 100% of the fair market value of the Common Stock on the date of grant (or, in the case of an incentive stock option granted to an optionee who owns stock possessing more than 10% of the voting power of the Company's Common Stock, 110% of the fair market value of the Common Stock on the date of grant).

            The Committee may also set the period during which each option may be exercised which shall not exceed ten (10) years from the date of grant (or in the case of an incentive stock option granted to a stockholder who owns stock possessing more than 10% of the voting power of the Common Stock, five
  (5) years from the date of grant). The Plans also provide that each employee who is an optionee shall agree to remain in the employ of the Company for a term of at least one (1) year. The 1989 Plan will terminate on January 19, 1999, the 1991 Plan will terminate on May 29, 2001 and the 1992 Plan will terminate on July 9, 2002.

  Option Grants in Last Fiscal Year

           The following table sets forth the details of options granted to those individuals listed in the Summary Compensation Table who received options during the fiscal year ended March 31, 1995.











                      Percent of                              Potential
                      Total                                   Realizable Value
                      Options                                 at Assumed Annual
                      Granted                                 Rate of Stock
                      To                                      Price
           Number of  Employees   Excercise                   Appreciation of
           Options    In Fiscal   Price       Expiration      Option
 Name      Granted    Year        Per Share   of Date         Term(3)

                                                              5%         10%

Victor     100,000(1)  24.07%    $7.70(2)     11/24/99     $212,737   $470,093
Jacobs

Hermans    100,000(1)  24.07%     7.70(2)     11/24/99      212,737    470,093
Jacobs

Jack       100,000(1)  24.07%     7.70(2)     11/24/99      212,737    470,093
Jacobs

Ramon       25,000(4)   6.02%     7.50(5)     11/24/99       51,803    114,471
Montes

David       25,000(6)   6.02%     7.50(5)     11/24/99       51,803    114,471
Shamilzadeh

- - -----------------
 (1) Options to purchase 100,000 shares were granted to each of Messrs. Victor Jacobs, Herman Jacobs and Jack Jacobs on November 25, 1994, and are exercisable on a cumulative basis with respect to 25,000 shares on November 25, 1995, and an additional 25,000 shares on each of November 25, 1996, November 25, 1997 and November 25, 1998.

 (2) Representing at least 110% of the fair market value of the Company's Common Stock on the date of grant.

 (3) These are hypothetical values using assumed compound growth rates prescribed by the Securities and Exchange Commission.

 (4) Options to purchase 25,000 shares were granted to Mr. Montes on November 25, 1994, and are exercisable on a cumulative basis with respect to 2,500 shares on November 25, 1995, an additional 2,500 shares on November 25, 1996 and an additional 10,000 shares on each of November 25, 1997 and November 25, 1998.

 (5) Representing at least 100% of the fair market value of the Company s Common Stock on the date of grant.

 (6) Options to purchase 25,000 shares were granted to Mr. Shamilzadeh on November 25, 1994 and are exercisable on a cumulative basis with respect to 6,250 shares on November 25, 1995 and an additional 6,250 shares on each of November 25, 1996, November 25, 1997 and November 25, 1998.














  Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

          The following table contains information concerning the number and value of options exercised during the fiscal year ended March 31, 1995 and number and value of unexercised options at March 31, 1995 held by Messrs.
  V. Jacobs, H. Jacobs, J. Jacobs, R. Montes and D. Shamilzadeh.

                                                            Value of
                                       Number of            Unexercised
                                       Unexercised          In-the-Money
                                       Options Held         Options Held
               Shares                  at Fiscal Year-End   at Fiscal Year End
               Acquired     Value      (Exercisable/        (Exercisable/
 Name          on Exercise  Realized   Unexercisable)       Unexercisable)(1)

Victor Jacobs       -0-      -0-       111,250/133,750      $305,156/$197,969
Herman Jacobs       -0-      -0-       126,250/133,750       400,781/197,969
Jack Jacobs         -0-      -0-       126,250/133,750       400,781/197,969
Ramon Montes       5,000    $31,250      69,250/68,750       241,344/166,407
David Shamilzadeh  3,000     16,875      44,500/92,500       153,250/81,375

__________________

 (1) Fair market value of underlying securities (the closing price of the Company's Common Stock on the American Stock Exchange) at fiscal year end (March 31, 1995) minus the exercise price.


  Long-term Incentive Plan Awards in Last Fiscal Year

           There were no long-term incentive plan awards by the Company during the fiscal year ended March 31, 1995.


  Employment Agreements

            The Company has entered into employment agreements with each of Victor, Herman and Jack Jacobs for a three-year term, commencing on August 1, 1992, which provide each for annual salaries of $150,000. Such agreements also provide for each individual to receive in each year of the Agreement, a bonus to each of them equal to 2%, 4% and 6% of the earnings before interest and taxes of the Company, in excess of $2,000,000, $3,000,000 and $4,000,000, respectively, and the grant of options to each of them to purchase 100,000 shares of Class B Common Stock of the Company at an exercise price of $6.33.

            The Company has entered into an employment agreement with Ramon Montes for a three-year term commencing on August 1, 1992 which provides, among other things, for an annual salary of $225,000 and the grant of options to purchase 75,000 shares of Class A Common Stock of the Company at an exercise price of $5.75.






          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           The  members  of the Compensation Committee, which was established in June 1995, participate in all deliberations concerning executive compensation. During the fiscal year ended March 31, 1995, the Board of Directors participated in all deliberations concerning executive compensation. As of June 1995, the Compensation Committee consisted of David Shamilzadeh, Senior Vice President for Finance, Victor Jacobs, Chief Executive Officer, Herman Jacobs, President, Jack Jacobs, Vice President of Purchasing, and Jeffrey Berg. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company s Board of Directors.

  Performance Graph

            The following graph compares the cumulative return to holders of the Company's Common Stock for the five years ended March 31, 1995 with the Standard & Poor's 500 Index and a peer group index (1) for the same period. The comparison assumes $100 was invested on April 1, 1990 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during the periods.

              1990        1991        1992        1993        1994        1995

  ALLOU ($)   100.00      109.52      280.95      352.38      342.86      338.10

  S&P 500     100.00      114.41      127.05      146.39      148.55      171.68

  PEER GRP.   100.00      114.69      114.99      129.63      172.32      173.63


- - ----------------
  (1) The peer group selected by the Company includes the Company, Bergen Brunswig Corporation, Bindley Western Industries, Inc., Cardinal Distribution Inc., Choice Drug Systems, Inc., Chronimed Inc., Foxmeyer Corp., Krelitz Industries Inc., McKesson Corporation, Moore Medical Corp., National Intergroup, Inc., Owens & Minor Inc. and Systemed Inc.







          BOARD OF DIRECTORS' REPORT CONCERNING EXECUTIVE COMPENSATION

  Overview

           Prior to June 1995, compensation determinations were made by the Board of Directors, except for those decisions relating to the granting of stock options which are made by the Stock Option Committee. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Board of Directors reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants. In order to more appropriately address issues of executive compensation, in June 1995 the Board of Directors established the Compensation Committee, consisting of David Shamilzadeh, Victor Jacobs, Herman Jacobs, Jack Jacobs and Jeffrey Berg.

            The Company seeks to provide an overall level of compensation to the Company's executives that is competitive within the Company's industry and other companies of comparable size and complexity. Compensation in any particular case may vary from any industry average on the basis of annual and long-term Company performance as well as individual performance. The Board of Directors, and, in the future, the Compensation Committee, will exercise its discretion to set compensation where in its judgment external, internal or individual circumstances warrant it.

            In general, the Company compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. In addition, executive officers participate in benefit plans, including medical, dental and retirement plans, that are available generally to the Company's employees.

            The Stock Option Committee of the Board of Directors administers the 1989 Plan, the 1991 Plan and the 1992 Plan. The duties of such committee include the granting of stock options to executive employees of the Company. The Stock Option Committee determines the number of shares granted to individuals, as well as among other things, the exercise price and vesting periods of such options. The Board of Directors has made, and the Compensation Committee will make, recommendations to the Stock Option Committee from time to time with respect to the grant of stock options to executive officers, taking into account their level of responsibility, compensation level, contribution to the Company's performance and the future goals and the performance expected of them. However, the final determination of the grant of options rests with the Stock Option Committee.












  Executive Officer Compensation

           During the fiscal year ended March 31, 1993, the Company entered into employment contracts with Victor Jacobs, Herman Jacobs, Jack Jacobs and Ramon Montes, which agreements are currently in effect and expire in August 1995. See "Employment Agreements." The base salary, bonuses, benefits and conditions of these contracts were determined through a review of previous employment terms for these individuals as well as a review of the recent trends in the Company's revenues and profits. The Company believes that the base salary levels currently in effect are competitive to salary levels in similarly situated companies. In addition, the Board of Directors at the time decided to link such employees compensation directly to the Company's earnings before interest and taxes. During the fiscal year ended March 31, 1995 there were no changes in the manner in which the Company compensated its executive officers. The Board of Directors believes the salary, bonuses and benefits were consistent with the terms of the employment agreements entered into in 1992. However, during the fiscal year ended March 31, 1995, Messrs. Victor Jacobs, Herman Jacobs and Jack Jacobs waived their rights to receive such bonuses, in the aggregate amount of $1,354,606.

           Under  the  terms  of  such  Employment Agreements, Victor Jacobs,
  Herman Jacobs and Jack Jacobs were granted options to purchase 100,000, 100,000 and 100,000 shares of Class B Common Stock, respectively. Such options were granted under the terms of the 1992 Stock Option Plan. Under the terms of his Employment Agreement, Ramon Montes was granted options to purchase 75,000 shares of Class A Common Stock under the terms of the 1991 Plan. In addition, during the fiscal year ended March 31, 1995, the Stock Option Committee granted Victor Jacobs, Herman Jacobs, Jack Jacobs and Ramon Montes an aggregate of 100,000, 100,000, 100,000 and 25,000 additional stock purchase options, respectively. The Board of Directors feels that options and other stock-based performance compensation arrangements are an effective incentive for managers to create value for stockholders since the value of an option bears a direct relationship to the Company's stock price.

           The Board of Directors believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Board of Directors believes that compensation levels during fiscal 1995 adequately reflect the Company's compensation goals and policies.

  Recent Tax Legislation

           Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), enacted in August 1993 and first applicable to the Company in the fiscal year ended March 31, 1995, precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1,000,000 paid to its chief executive officer or any of its four other most highly compensated executive officers. Certain "performance based compensation" is excluded from the deduction limitation. In December 1993, the Internal Revenue Service issued proposed regulations, which have been, and may be further revised






  before they are adopted. Any compensation resulting from the exercise of stock options granted prior to February 1993 and, under the proposed regulations, options granted thereafter to date, will be eligible for the exclusion. In addition, in order to enable any compensation related to future options to be excluded from the limit on deductibility, in accordance with the proposed regulations, the Company amended the 1991 Plan to place a limit on the number of shares which may be subject to options granted to any one person in any one fiscal year. Based upon the proposed regulations and present compensation levels, the Board of Directors believes that the limitations on compensation deductibility under Section 162(m) of the Code will not have any effect on the Company in the foreseeable future.

                                          Respectfully submitted,

                                               Victor Jacobs
                                               Herman Jacobs
                                               Jack Jacobs
                                               David Shamilzadeh
                                               Ramon Montes
                                               Sol Naimark
                                               Jeffrey Berg












                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           The Company purchases from and, on occasion, sells to various entities that are controlled by the family of Mr. Victor Jacobs, the Company's Chairman of the Board. During the fiscal year ended March 31, 1995, the Company purchased products aggregating $1,357,687 from related parties and sold no products to related parties. The prices that the Company charges for products sold by the Company are comparable to prices the Company charges to unaffiliated buyers for similar products. It has been and will continue to be the policy of the Company that transactions between it and its directors, principal stockholders and affiliates be on terms no less favorable to the Company than could be obtained from unaffiliated persons.


                                  ACCOUNTANTS

            Mayer Rispler & Company served as the Company's independent auditors for the fiscal year ended March 31, 1995, and it is expected that Mayer Rispler & Company will act in that capacity for the fiscal year ending March 31, 1996. A representative of Mayer Rispler & Company is expected to be present at the Meeting with the opportunity to make a statement if he desires to do so and to be available to respond to appropriate questions from shareholders.


                                VOTING REQUIREMENTS

             Directors are elected by a plurality of the votes cast at the Meeting (Proposal 1). Abstentions and broker non-votes with respect to such matter are not considered as votes cast with respect to that matter.


                                STOCKHOLDER PROPOSALS

             Stockholder proposals intended to be presented at the 1996 Annual Meeting must be received by the Company for inclusion in its proxy materials by March 28, 1995.


                                     OTHER MATTERS

             Management does not intend to bring before the Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting.


                                          By Order of the Board of Directors

                                                  Jack Jacobs
                                                  Secretary
  July 24, 1995






                         ALLOU HEALTH & BEAUTY CARE, INC.

                                     PROXY

                ANNUAL MEETING OF STOCKHOLDERS - SEPTEMBER 11, 1995 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


           The undersigned hereby appoints, as proxies for the undersigned, Victor Jacobs and Herman Jacobs and each of them, with full power of substitution, to vote all shares of Common Stock of the undersigned in Allou Health & Beauty Care, Inc. (the "Company") at the Annual Meeting of Stockholders of the Company to be held at the Boardroom of the American Stock Exchange, 86 Trinity Place, New York, New York, 10006 on September 11, 1995, at 10:00 o'clock A.M., local time (the receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned), or at any adjournments thereof, upon the matter described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before such meeting or any adjournments thereof, hereby revoking any proxies heretofore given.

            Each properly executed proxy will be voted in accordance with the specifications made on the reverse side hereof. If no specifications are made, the shares represented by this proxy will be voted "FOR" the listed nominees.


  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)












  Please mark boxes   in blue or black ink.

           1.    Election of Directors:

  (INSTRUCTION: To withhold authority for any individual nominee, strike a line through the nominee's name in the list above)

            FOR ALL NOMINEES  ___               WITHHOLD AUTHORITY  ___
            (except as marked to                to vote for all nominees
            the contrary below)
            (Victor Jacobs, Herman Jacobs,
            Ramon Montes, David
            Shamilzadeh, Jack Jacobs, Sol
            Naimark, Jeffrey Berg)


           2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

                           NOTE:  Please sign your name or names exactly
                                  as set forth hereon. If signed as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies by corporations should be signed by a duly authorized officer and should bear the corporate seal.

                                  Dated _____________________, 1995

                                  _________________________________
                                  Signature of Stockholder


                                  _________________________________
                                  Print Name(s)

  Please Sign and Return the Proxy Promptly in the Enclosed Envelope.













